UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 18, 2014 (August 14, 2014)

Morgans Hotel Group Co.

(Exact name of registrant as specified in its charter)

Delaware	001-33738	16-1736884
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 Tenth Avenue New York, NY		10018
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 277-4100

Not applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 14, 2014, the Board of Directors (the “Board”) of Morgans Hotel Group Co. (the “Company”) adopted an amendment (the “Amendment”) to the Company’s Amended and Restated Bylaws to add a forum selection provision for the adjudication of certain disputes. The Amendment provides as follows:

“ARTICLE VI. MISCELLANEOUS

Section 6.8. Forum for Adjudication of Disputes. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or the certificate of incorporation or these by-laws, (iv) any action to interpret, apply, enforce or determine the validity of the certificate of incorporation or these by-laws or (v) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware, or, if the Court of Chancery of the State of Delaware does not have jurisdiction, the Superior Court of the State of Delaware, or, if the Superior Court of the State of Delaware does not have jurisdiction, the United States District Court for the District of Delaware. Any person purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be (i) deemed to have notice of and consented to the provisions of this Section 6.8, and (ii) deemed to have waived any argument relating to the inconvenience of the forums referenced above in connection with any action or proceeding described in this Section 6.8.

If any action the subject matter of which is within the scope of the first paragraph of this Section 6.8 is filed in a court other than the Court of Chancery of the State of Delaware, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the Court of Chancery of the State of Delaware, the Superior Court of the State of Delaware and the United States District Court for the District of Delaware in connection with any action brought in any such courts to enforce the first paragraph of this Section 6.8 (an “Enforcement Action”) and (ii) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

If any provision or provisions of this Section 6.8 shall be held to be invalid, illegal or unenforceable as applied to any person or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision(s) in any other circumstance and of the remaining provisions of this Section 6.8 (including, without limitation, each portion of any sentence of this Section 6.8 containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons and circumstances shall not in any way be affected or impaired thereby.”

Item 8.01.	Other Events

Director Compensation Policy

On August 14, 2014, the Board adopted a new Director Compensation Policy (the “Compensation Policy”). Under the Compensation Policy, non-employee directors will receive an annual $100,000 equity retainer and chairpersons and members of the standing committees of the Board will receive additional cash payments. The Compensation Policy will be applied retroactively to May 14, 2014 with respect to the non-employee directors currently serving on the Board. These changes are intended to align the interests of the directors with the Company and its stockholders.

9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.1	Amendment to the Amended and Restated Bylaws of Morgans Hotel Group Co., dated August 14, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGANS HOTEL GROUP CO.

Date: August 18, 2014	By:	/s/ Richard Szymanski
Name: Richard Szymanski
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

3.1	Amendment to the Amended and Restated Bylaws of Morgans Hotel Group Co., dated August 14, 2014.